UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 20, 2005

ENTRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-24733	62-1670648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hanover Park, Suite 800 16633 Dallas Parkway Addison, Texas	75001
(Address of Principal Executive Office)	(Zip Code)

972-713-5800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 20, 2005, Entrust Limited, a wholly owned subsidiary of Entrust, Inc. (“Entrust”), entered into an employment agreement with Sam Morcos, who on that day was appointed as Senior Vice President, Sales.

Mr. Morcos’s annual base salary will be $250,000 CDN. He will also be eligible for annual sales incentive payments of $180,000 CDN at 100% achievement of objectives and revenue targets that are annually set by Entrust’s Compensation Committee. The employment agreement guarantees Mr. Morcos minimum incentive payments in 2005 of $40,000 CDN. Mr. Morcos’s employment agreement also provides for a grant of (i) 15,000 restricted stock units and (ii) stock options to purchase 150,000 shares of common stock of Entrust. The strike price of the stock options will be equal to the fair market value of Entrust’s common stock on the close of business on May 20, 2005.

Mr. Morcos’s employment agreement also provides that if he enters into Entrust’s then-standard release and severance agreement promptly after his constructive dismissal or termination of his employment without cause, he will be entitled to notice, or base salary continuance in lieu of notice, for a further twelve months, his benefits for up to twelve months, and continued vesting of any stock options or restricted stock units that he holds. However, no sales incentive payments will accrue for the period following termination of his employment. The employment agreement is terminable at will at any time by Mr. Morcos or Entrust Limited.

Mr. Morcos has also executed an Executive Confidentiality, Non-Solicitation, Intellectual Property Rights, and Code of Conduct Agreement. This agreement provides that Mr. Morcos will not disclose Entrust’s confidential information, assigns to the benefit of Entrust all rights to intellectual property rights created by Mr. Morcos, and includes non-solicitation provisions which prohibit him for a period of twelve months from the end of his employment from attempting to solicit any Entrust employees, or approaching or soliciting any customer/client, potential customer/client or maturing business opportunity of Entrust in order to attempt to direct any such customer/client, potential customer/client or maturing business opportunity away from Entrust, among other related prohibitions.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 20, 2005, Entrust appointed Sam Morcos as Senior Vice President, Sales. Mr. Morcos, aged 45, joined Entrust in 1997 as Director of Worldwide Channel Programs. He was promoted to Vice President, Asia Pacific & Latin American Sales, in 1999. In 2002, Mr. Morcos went to Klocwork Inc., where he served as Vice President of Worldwide Sales. In October 2003, he returned to Entrust as Vice President, Operations Asia Pacific, and in February 2005 became Vice President, Operations Asia Pacific and Latin America. Mr. Morcos received a bachelors degree in Physics from the University of Waterloo, a Masters in Instrumentation Physics from the University of Utah and a Masters in Business Administration from York University.

A brief description of the material terms of Mr. Morcos’s employment agreement is contained in Item 1.01 of this Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2005	ENTRUST, INC.

	By:	/s/ David J. Wagner
David J. Wagner Senior Vice President, Finance and Chief Financial Officer